                                                                 EXHIBIT 10.3.21


                              EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement") is made as of the 28th day of October, 2002, by and between MASSBANK, a Massachusetts savings bank with its main office in Reading, Massachusetts (the "Bank"), and Thomas J. Queeney (the "Executive").

                                   WITNESSETH

     WHEREAS, the parties hereto desire to provide for the Executive's continued employment by the Bank and to delineate the Executive's and the Bank's rights and obligations arising in connection therewith, including in the event of a Change in Control (as defined herein) subject to the amended terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Bank and the Executive agree as follows:

     1. Employment. The Bank agrees to employ the Executive and the Executive agrees to serve in the employ of the Bank on the terms and conditions hereinafter set forth.

     2. Capacity. The Executive shall serve as an officer of the Bank in such capacity as the Board of Directors may from time to time determine. In such capacity the Executive shall, subject to the By-laws of the Bank and to the direction of its President, Board of Directors and other appropriate officers, have responsibility for such functions and duties as he may be directed from time to time by the President or other appropriate officer of the Bank.

     3. Term. Subject to the applicable provisions herein, the term of the Executive's employment hereunder shall be for two years from the date hereof; provided, however, that the term shall be extended automatically by an additional one day commencing on the first day following the date hereof and on each subsequent day thereafter, unless either the Executive or the Bank gives written notice to the other of such party's election not to extend the term of this Agreement. The last day of the term of the Executive's employment hereunder, as so extended from time to time, is herein sometimes referred to as the "Expiration Date."

     4. Compensation and Benefits. The regular compensation and benefits payable to the Executive under this Agreement shall be as follows:

          (a) Salary. For all services rendered by the Executive under this Agreement, the Bank shall pay the Executive a salary equal to his present salary at the Bank, subject to increase from time to time in the sole discretion of the Board of Directors upon the recommendation of the Compensation Committee or the Chief Executive Officer of the Bank. The Executive's salary shall be payable in periodic installments in accordance with the Bank's usual practices for its executives.

          (b) Regular Benefits. The Executive shall also be entitled to participate in those medical insurance plans, life insurance plans, disability income plans, retirement plans, bonus incentive plans and other benefit plans from time to time in effect generally for executives of the Bank. Such participation shall be subject to (i) the terms of the applicable plan documents, (ii) generally applicable policies of the Bank and (iii) the discretion of the Board of Directors of the Bank or any administrative or other committee provided for in or contemplated by such plan.

          (c) Business Expenses. The Bank shall reimburse the Executive for all reasonable travel and other business expenses incurred by him in the performance of his duties and responsibilities, subject to the Bank's usual practices and policies in connection therewith and to such reasonable requirements with respect to substantiation and documentation as may from time to time be specified by the Bank.

          (d) Vacation. The Executive shall be entitled to vacation in accordance with the Bank's usual practices for its executives.

     5. Extent of Service. During his employment hereunder, the Executive shall devote his full business time, best efforts and business judgment, skill and knowledge to the advancement of the interests of the Bank and to the discharge of his duties and responsibilities hereunder. The Executive shall comply at all times with all Bank policies. He shall not engage in any other business activity, except as may be approved by the President of the Bank or its Board of Directors; provided, however, that nothing herein shall be construed as preventing the Executive from:

          (a) Investing his assets in a manner not prohibited by Section 9 hereof, and in such form or manner as shall not require any material services on his part in the operations or affairs of the companies or other entities in which such investments are made;

          (b) Serving on the board of directors of any company, subject to the approval of the Chief Executive Officer of the Bank and the prohibitions set forth in Section 9 and provided that he shall not be required to render any material services with respect to the operations or affairs of any such company; or

          (c) Engaging in religious, charitable or other community or non-profit activities which do not impair his ability to fulfill his duties and responsibilities under this Agreement.

     6. Termination. Notwithstanding the provisions of Section 3 hereof, the Executive's employment hereunder may be terminated without any breach of this Agreement under the following circumstances:

          (a) Death. In the event of the Executive's death during the Executive's employment hereunder, the Executive's employment shall terminate on the date of his death.

          (b) Disability. In the event of the Executive's "disability" during the Executive's employment hereunder, the Executive's employment may be terminated by the Bank. For purposes of this Agreement, "disability" shall mean the Executive's incapacity due to physical or mental illness which has caused the Executive to be absent from the full-time performance of his duties with the Bank for a period of six consecutive months if the Bank shall have given the Executive a notice of termination and, within 30 days after such notice is given, the Executive shall not have returned to the full-time performance of his duties.

          (c) Termination by the Bank for Cause. The Executive's employment hereunder may be terminated for "cause" without further liability on the part of the Bank effective immediately upon a determination of the President or the Board of Directors that such "cause" exists. For purposes hereof, any one or more of the following shall constitute "cause" for such termination:

               (i) Dishonesty of the Executive with respect to the Bank or any affiliate thereof;

               (ii) Commission by the Executive of a crime punishable as a felony;

               (iii) Failure by the Executive to perform in a satisfactory manner a substantial portion of his duties and responsibilities hereunder; or

               (iv) Breach by the Executive of any term of this Agreement, including without limitation Section 9 hereof.

          (d) Termination by the Bank Without Cause. The Executive's employment with the Bank may be terminated without cause at any time by the Bank.

          (e) Termination by the Executive. The Executive's employment with the Bank may be terminated by Executive at any time, including for Good Reason following a Change in Control. For purposes of this Agreement, Good Reason shall mean the occurrence of any of the following events:

               (i) A substantial adverse change, not consented to by the Executive, in the nature or scope of the Executive's title, responsibilities, authorities, powers, reporting relationship, functions or duties from the title, responsibilities, authorities, powers, reporting relationship, functions or duties exercised by the Executive immediately prior to the Change in Control; or

               (ii) A reduction in the Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time; or

               (iii) The relocation of the Bank's offices at which the Executive is principally employed immediately prior to the date of a Change in Control to a location more than 25 miles from such offices, or the requirement by the Bank for the Executive to be based anywhere other than the Bank's offices at such location, except for required travel on the Bank's business to an extent substantially consistent with the Executive's business travel obligations immediately prior to the Change in Control; or

               (iv) The failure by the Bank to pay to the Executive any portion of his compensation or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Bank within 15 days of the date such compensation is due without prior written consent of the Executive; or

               (v) Breach by the Bank of any provision of this Agreement or any other agreement that may exist from time to time between the Executive and the Bank that provides for the payment of any compensation or benefits to Executive; or

               (vi) The failure by the Bank to obtain and deliver to the Executive an effective agreement from any successor to assume and agree to perform this Agreement.

          (f) Date of Termination. "Date of Termination" shall mean: (A) if Executive's employment is terminated by his death, the date of his death; (B) if Executive's employment is terminated by reason of his disability, 30 days after the date on which a notice of termination is given, (C) if Executive's employment is terminated by the Bank without cause, 60 days after the date on which a notice of termination is given; and (D) if Executive's employment is terminated for any other reason, the date on which a notice of termination is given.

     7.   Compensation Upon Termination.

          (a) Termination Due to Death. If Executive's employment terminates by reason of his death, the Bank shall, within 90 days of death, pay in a lump sum cash payment to such person as Executive shall designate in a notice filed with the Bank or, if no such person is designated, to Executive's estate, Executive's accrued and unpaid salary to the date of his death, plus his accrued and unpaid incentive compensation, if any. Upon the death of Executive, all unvested stock options granted to Executive shall immediately vest and become fully exercisable, and Executive's estate or other legal representatives shall have one year from the Date of Termination, to exercise all stock options granted to Executive. All other stock-based grants and awards held by Executive shall vest upon the death of Executive. For a period of one year following the Date of Termination, the Bank shall pay such health insurance premiums as may be necessary to allow Executive's spouse and dependents to receive health insurance coverage substantially similar to coverage they received prior to the Date of Termination. In addition to the foregoing, any payments to which Executive's spouse, beneficiaries, or estate may be entitled under any employee benefit plan shall also be paid in accordance with the terms of such plan or arrangement. Such payments, in the aggregate, shall fully discharge the Bank's obligations hereunder.

          (b) Disability. In the event of termination pursuant to Section 6(b), the Bank shall, within 90 days of the Date of Termination, pay to the Executive in a lump sum cash payment Executive's accrued and unpaid salary to the Date of Termination, plus his accrued and unpaid incentive compensation, if any. In addition, the Executive shall be entitled to the following benefits, subject to the Executive signing a general release of claims (other than claims for the right to receive the payments or benefits set forth in this Section 7(b)) in a form and manner satisfactory to the Bank:

               (i) The Executive shall continue to receive his full salary under Section 4(a) of this Agreement until the earlier of his death, his becoming eligible for disability income under the Bank's disability income plan or two years following the Date of Termination;

               (ii) For a period of two years following the Date of Termination, the Bank shall pay such health insurance premiums as may be necessary to allow Executive and Executive's spouse and dependents to receive health insurance coverage substantially similar to coverage they received immediately prior to the Date of Termination; and

               (iii) All unvested stock options granted to Executive shall immediately vest and become exercisable, and the Executive or his legal representative shall have one year from the Date of Termination to exercise all stock options, subject to the provisions of Section 9(c). All other stock-based grants and awards held by Executive shall immediately vest upon the Date of Termination.

          (c) Termination by the Bank for Cause. In the event of termination pursuant to Section 6(c), the Bank shall, within 90 days of the Date of Termination, pay to the Executive in a lump sum cash payment Executive's accrued and unpaid salary to the Date of Termination. Thereafter, the Bank shall have no further obligation to Executive except as otherwise expressly provided under this Agreement, provided that any such termination shall not adversely affect or alter Executive's rights under any employee benefit plan of the Bank in which Executive, at the Date of Termination, has a vested interest, unless otherwise provided in such employee benefit plan or any agreement or other instrument attendant thereto. In addition, all stock options held by Executive as of the Date of Termination shall immediately terminate and be of no further force and effect, and all other stock-based grants and awards shall be cancelled or terminated in accordance with their terms.

          (d) Termination by the Bank Without Cause. In the event of termination pursuant to Section 6(d), the Bank shall, within 90 days of the Date of Termination, pay to the Executive in a lump sum cash payment Executive's accrued and unpaid salary to the Date of Termination, plus his accrued and unpaid incentive compensation, if any. In addition, the Executive shall be entitled to the following benefits, subject to the Executive signing a general release of claims (other than claims for the right to receive the payments or benefits set forth in this Section 7(d)) in a form and manner satisfactory to the Bank:

               (i) The Bank shall within 30 days following the Date of Termination pay Executive in a lump sum cash payment an amount equal to two times the sum of (A) Executive's current base salary and (B) the greater of
     (1) his immediate prior fiscal year's bonus or (2) the average of the Executive's bonus for the immediate past three fiscal years;

               (ii) Upon the Date of Termination, each unvested stock option and any other stock-based grants and awards held by Executive shall immediately vest and become exercisable by the Executive. Subject to the provisions of Section 9(c), each such stock option may be exercised by Executive within 180 days after the Date of Termination;

               (iii) In addition to any other benefits to which Executive may be entitled in accordance with the Bank's then existing severance policies, the Bank shall, for a period of two years commencing on the Date of Termination, pay such health insurance premiums as may be necessary to allow Executive and Executive's spouse and dependents to continue to receive health insurance coverage substantially similar to coverage they received immediately prior to the Date of Termination; and

               (iv) Except as expressly set forth in this Section 7(d) or required by applicable law, the Executive shall not be entitled to any other payments or benefits from the Bank following his termination without cause.

Notwithstanding the foregoing, the terms of this Section 7(d) shall not apply to a termination with respect to which Executive is entitled to receive benefits pursuant to Section 8(c).

          (e) Termination by the Executive. In the event of termination pursuant to Section 6(e), the Bank shall, within 90 days of the Date of Termination, pay to the Executive in a lump sum cash payment Executive's accrued and unpaid salary to the Date of Termination. Thereafter, the Bank shall have no further obligation to Executive except as otherwise expressly provided under this Agreement, provided that any such termination shall not adversely affect or alter Executive's rights under any employee benefit plan of the Bank in which Executive, at the Date of Termination, has a vested interest, unless otherwise provided in such employee benefit plan or any agreement or other instrument attendant thereto. In addition, subject to the provisions of Section 9(c), all vested but unexercised stock options held by Executive as of the Date of Termination must be exercised by Executive within three months following the Date of Termination or by the end of the option term, if earlier. All other stock-based grants and awards held by Executive shall vest or be canceled upon the Date of Termination in accordance with their terms. Notwithstanding the foregoing, the terms of this Section 7(e) shall not apply to a termination with respect to which Executive is entitled to receive benefits pursuant to Section 8(c).

     8.   Certain Change in Control Payments.

          (a) Purpose. The provisions of this Section 8 shall apply if the Date of Termination is within 24 months after the first event constituting a Change in Control. The provisions of this Section 8 shall terminate and be of no further force or effect beginning on the second anniversary of a Change in Control.

          (b) A "Change in Control" shall be deemed to have occurred in any one of the following events:

               (i) Any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Act")) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Act) (other than MASSBANK Corp. ("the Company"), any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities;

               (ii) Persons who, as of October 1, 2002, constituted the Company's Board of Directors (the "Incumbent Board") cease for any reason, including without limitation as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board of Directors of the Company, provided that any person becoming a director of the Company subsequent to October 1, 2002 whose election was approved by at least a majority of the directors then comprising the Incumbent Board shall, for purposes of this Agreement, be considered a member of the Incumbent Board;

               (iii) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

               (iv) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

         (c) Severance Payment. In the event within 24 months after a Change in Control the Executive's employment is terminated by the Bank without cause
(pursuant to Section 6(d)) or by the Executive for Good Reason (pursuant to
Section 6(e)), then in lieu of the benefits provided in Sections 7(d) and 7(e) above the Executive shall be entitled to the following benefits, subject to signing by Executive of a general release of claims (other than claims for the right to receive the payments or benefits set forth in this Section 8) in a form and manner satisfactory to the Bank:

               (i) The Bank shall pay to the Executive an amount equal to three times the "base amount" (as such term is defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code")) applicable to the Executive, payable in one lump-sum cash payment no later than 30 days following the Date of Termination (as such term is defined in Section 6(f)); and

               (ii) All unvested stock options and other stock based awards granted to Executive shall immediately vest and become exercisable by the Executive. Each such stock option, may be exercised by Executive within 180 days after the Date of Termination

               (iii) In addition to any other benefits to which the Executive may be entitled in accordance with the Bank's then existing severance policies, the Bank shall, for a period of three years commencing on the Date of Terminations, pay such health insurance premiums as may be necessary to allow Executive and Executive's spouse and dependents to continue to receive health insurance coverage substantially similar to coverage they received immediately prior to the Date of Termination.

         (d)   Additional Limitation.

               (i) Anything in this Agreement to the contrary notwithstanding, in the event that any compensation, payment or distribution by the Bank to or for the benefit of Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the "Severance Payments"), would be subject to the excise tax imposed by
     Section 4999 of the Code the following provisions shall apply:

                     (A) If the Severance Payments, reduced by the sum of (1) the Excise Tax and (2) the total of the Federal, state, and local income and employment taxes payable by Executive on the amount of the Severance Payments which are0 in excess of the Threshold Amount (as defined below), are greater than or equal to the Threshold Amount, Executive shall be entitled to the full benefits payable under this Agreement.

                     (B) If the Threshold Amount is less than (x) the Severance Payments, but greater than (y) the Severance Payments reduced by the sum of (1) the Excise Tax and (2) the total of the Federal, state, and local income and employment taxes on the amount of the Severance Payments which are in excess of the Threshold Amount, then the benefits payable under this Agreement shall be reduced (but not below zero) to the extent necessary so that the maximum Severance Payments shall not exceed the Threshold Amount. To the extent that there is more than one method of reducing the payments to bring them within the Threshold Amount, Executive shall determine which method shall be followed; provided that if Executive fails to make such determination within 45 days after the Bank has sent Executive written notice of the need for such reduction, the Bank may determine the amount of such reduction in its sole discretion.

     For the purposes of this Paragraph 8(d)(iv), "Threshold Amount" shall mean three times Executive's "base amount" within the meaning of Section 280G(b)(3) of the Code and the regulations promulgated thereunder less one dollar ($1.00); and "Excise Tax" shall mean the excise tax imposed by
     Section 4999 of the Code, and any interest or penalties incurred by Executive with respect to such excise tax.

               (ii) The determination as to which of the alternative provisions of Paragraph 8(d)(iv)(A) shall apply to Executive shall be made by KPMG LLP or any other nationally recognized accounting firm selected by the Bank (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Bank and Executive within 15 business days of the Date of Termination, if applicable, or at such earlier time as is reasonably requested by the Bank or Executive. For purposes of determining which of the alternative provisions of

     Paragraph 8(d)(iv)(A) shall apply, Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals for the calendar year in which the determination is to be made, and state and local income taxes at the highest marginal rates of individual taxation in the state and locality of Executive's residence on the Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. Any determination by the Accounting Firm shall be binding upon the Bank and Executive.

         (e) Fees and Expenses. The Bank shall pay to the Executive all reasonable legal and arbitration fees and expenses incurred by Executive in successfully obtaining or enforcing any right or benefit provided in Section 8 of this Agreement.

     9.  Non-competition and Confidential Information.

         (a) Non-competition. During the term of Executive's employment with the Bank, and, if Executive's employment with the Bank terminates for any reason at least 90 days prior to a Change in Control, then during the period after such termination of employment equal to the longer of (x) one year following the Date of Termination, and (y) two years following the Date of Termination if the Executive receives payments or benefits pursuant to Sections 7(b), 7(d) or 8(c) hereof, the Executive will not, directly or indirectly, whether as owner, partner, shareholder, consultant, agent, employee, co-venturer or otherwise, or through any person, association or entity, become an employee of or a consultant to, become a Director of or acquire any ownership interest in, or carry on, operate, manage, control, or become involved in any manner with any bank (or any financial institution that engages in consumer banking) that maintains or operates an office or branch in any city or town where the Bank maintains or operates an office or branch as of the Date of Termination, nor will Executive attempt to hire any employee of the Bank, assist (but not including giving references) in such hiring by any other person, association or entity, encourage any such employee to terminate his or her relationship with the Bank, or solicit or encourage any customer of the Bank to terminate or reduce its relationship with the Bank, or to conduct with any other person, association or entity any business or activity which such customer conducts or could conduct with the Bank, whether or not the Bank's relationship with such customer was originally established in whole or in part by the Executive; provided, however, that the foregoing shall not prohibit the Executive from owning up to two percent (2%) of the outstanding stock of a publicly traded company engaged in the banking or financial services industry.

         (b) Confidential Information. The Executive will not at any time disclose to any other person, association or entity (except as required by applicable law or in connection with the performance of his duties and responsibilities hereunder), or use for his own benefit or gain, any confidential information of the Bank obtained by him incident to his employment with the Bank. The term "confidential information" includes, without limitation, financial information, business plans, business practices, customer lists, prospects and opportunities (such as lending relationships, trust relationships, financial product developments, or possible acquisitions or dispositions of businesses or facilities) which have been implemented, discussed or considered by the Bank but does not include any information which has become part of the public domain by means other than the Executive's non-observance of his obligations hereunder.

         (c) Relief. The Executive agrees that the Bank shall be entitled to injunctive relief for any breach by him of the covenants contained in Section 9(a) or 9(b). In addition, notwithstanding anything herein or in any option plan or agreement to the contrary, with respect to any stock option granted to the Executive by the Bank on or after the date hereof (the "New Options"), upon any breach by Executive of the covenants contained in Section 9(a) then (i) all New Options shall immediately terminate and be of no further force and effect, and
(ii) with respect to any New Options that were exercised during the one year period immediately prior to such breach (A) to the extent Executive owns any shares that he received as a result of such option exercise, then Executive shall sell to the Bank (and the Bank shall purchase from Executive) such shares for an aggregate purchase price equal to the lesser of (x) the aggregate exercise price paid by Executive for such shares, or (y) the fair market value of such shares, and (B) to the extent Executive no longer owns any shares that he received as a result of such option exercise, the Executive shall pay to the Bank an amount of cash equal to the sum of (x) any gain realized upon the exercise of such option, and (y) any gain realized upon the sale or transfer of such shares.

         (d) Interpretation. In the event that any provision of this Section 9 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a period of time, too large a geographic area, or too great a range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area, or range of activities as to which it may be enforceable. As used in this Section 9, the term "Bank" means the Bank and its affiliates.

     10. Conflicting Agreements. The Executive hereby represents and warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which he is a party or is bound, and that he is not now subject to any covenants against competition or similar covenants which would affect the performance of his obligations hereunder.

     11. Withholding. All payments made by the Bank under this Agreement shall be net of any tax or other amounts required to be withheld by the Bank under applicable law.

     12. Arbitration of Disputes. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in accordance with the rules of the American Arbitration Association in the City of Boston. Such arbitration shall be conducted in the City of Boston in accordance with the rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     13. Assignment; Successors and Assigns, etc. Neither the Bank nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; provided, however, that the Bank may assign its rights under this Agreement without the consent of the Executive in the event the Bank shall hereafter effect a reorganization, consolidate with or merge into any other party, or transfer all or substantially all of its properties or assets to any other party.

     14. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

     15. Enforceability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. The provisions of Sections 8(d), 8(e), 9 and 12 shall survive the termination of this Agreement.

     16. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to the Executive at the last address the Executive has filed in writing with the Bank or, in the case of the Bank, at its main office, attention of the President.

     17. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by duly authorized representatives of the Bank.

     18. Governing Law. This is a Massachusetts contract and shall be construed under and be governed in all respects by the laws of the Commonwealth of Massachusetts.

     19. Prior Agreements. All agreements that may exist between the Bank and Executive that provide for the payment of any compensation or benefits to Executive shall survive.

         IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Bank and the Executive, as of the date first above written.

                                        MASSBANK

                                        By: /s/ Gerard H. Brandi
                                            -------------------------------
                                             Gerard H. Brandi
                                             Title:  President & CEO

                                        /s/ Thomas J. Queeney
                                        -----------------------------------
                                        Thomas J. Queeney